Exhibit 99.2

PRESS RELEASE

Greenland Energy Company Announces Availability of Updated Investor Presentation

New investor presentation highlights Jameson Land Basin opportunity, near-term drilling plans, strategic partnerships and Greenland Energy’s Nasdaq-listed public platform

Houston, May 18, 2026 — Greenland Energy Company (NASDAQ: GLND) (“Greenland Energy” or the “Company”), an energy exploration company focused on advancing the Jameson Land Basin opportunity in East Greenland, today announced that it has made available an updated investor presentation.

The presentation provides an overview of the Company’s proposed strategy to advance exploration of the Jameson Land Basin through modern technology, strategic partnerships and near-term drilling catalysts. The presentation highlights the Company’s rights to earn up to a 70% working interest across the Jameson Land license position upon completion of two exploration wells, including OPW-1 and OPW-6, as well as the independent engineering estimate of up to approximately 13.0 billion barrels of gross un-risked prospective resources.

The updated investor presentation also summarizes the Company’s planned execution milestones, including procurement and field-readiness activities, infrastructure mobilization, road and pad construction planning, and the Company’s targeted 2026 drilling window for OPW-1 and OPW-6. The presentation further describes Greenland Energy’s operational relationships with key execution partners, including Stampede Drilling, Halliburton and IPT Well Solutions.

“The Jameson Land Basin represents a basin-scale frontier exploration opportunity with significant historical technical work, substantial resource potential and a defined earn-in framework,” said Robert Price, Chief Executive Officer of Greenland Energy. “With our public company platform now established, key operational partners engaged, and field readiness activities advancing, we believe Greenland Energy is positioned to pursue a disciplined, milestone driven exploration program in East Greenland.”

The investor presentation has been furnished to the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K and is available on the Investor Relations section of the Company’s website at https://greenlandenergyco.com/investor-relations/

About Greenland Energy Company

Greenland Energy Company is an exploration-stage oil and gas company focused on responsibly exploring and seeking to develop Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin in East Greenland. The Company’s primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin, an approximately 2-million-acre onshore licensed area, through the application of modern exploration technologies. The Company is preparing to execute the first modern onshore drilling campaign in the region, currently planned for 2026.

For more information, please visit www.GreenlandEnergyCo.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of present or historical fact, including statements regarding Greenland Energy Company’s future financial performance, business strategy, operations, financial position, projected costs, prospects, plans, management objectives, expected benefits of the Company’s recent business combination, exploration plans, drilling activities, timing, capital needs, financing plans, regulatory approvals, prospective resources, earn-in rights, license matters, strategic partnerships, field-readiness activities, infrastructure mobilization and planned OPW-1 and OPW-6 activities, are forward-looking statements.

Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “potential,” “predict,” “target” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on management’s current expectations, assumptions and beliefs, are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and beyond the Company’s control, that could cause actual results to differ materially.

Factors that could cause actual results to differ materially include, among others, exploration and geological risks, including the Company’s development-stage status, limited operating history, lack of revenues or proved reserves, uncertainty in prospective resource estimates, limited seismic data, geological complexity, lack of prior commercial discovery in the basin and high-cost frontier exploration; operational and environmental risks, including remote Arctic operations, extreme weather, limited infrastructure, seasonal access windows, drilling hazards, environmental releases, climate change scrutiny and reliance on third-party contractors; regulatory and political risks, including drilling restrictions, grandfathered license limitations, permitting requirements, geopolitical developments and potential forfeiture of working-interest rights if drilling milestones are not met; and financial and capital risks, including significant capital needs, commodity price volatility, long development timelines, going-concern uncertainty, energy transition risks, public company compliance costs, Nasdaq listing requirements and trading-price volatility. Investors should review the Company’s SEC filings, including its Proxy Statement/Prospectus dated February 18, 2026, its most recent Form 10-Q and subsequent filings, for a more complete discussion of risks and uncertainties.

This press release includes references to prospective resources, exploration targets, operational milestones, timing expectations, industry data and other estimates and assumptions, including references to prospective recoverable resources, exploration prospects and planned OPW-1 and OPW-6 activities. Prospective resources are inherently uncertain, have not been confirmed by drilling, do not constitute proved reserves and are not a guarantee of commercial discovery, production, revenue, cash flow or economic return. Industry and third-party data are provided for informational purposes only, and no representation is made as to their accuracy or completeness.

To the extent this press release includes non-GAAP financial measures or financial, operating or technical metrics, such measures are provided for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for, GAAP financial information or the relevant definitions, assumptions and limitations.

This press release is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy or a recommendation to purchase or sell any securities. Any securities offering, if made, will be made only pursuant to definitive offering documents and applicable securities laws. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact: contact@greenlandenergyco.com